Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report of KKR Financial Holdings LLC (the “Company”) on Form 10-Q/A for the period ending September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Saturnino S. Fanlo, Chief Executive Officer of the Company, and Jeffrey B. Van Horn, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

November 18, 2008

/s/ SATURNINO S. FANLO

Saturnino S. Fanlo
Chief Executive Officer
(Principal Executive Officer)

/s/ JEFFREY B. VAN HORN

Jeffrey B. Van Horn
Chief Financial Officer
(Principal Financial and Accounting Officer)